                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Old Second Bancorp, Inc. for the registration of 2,500,000 shares of trust preferred securities and to the incorporation by reference therein of our report dated January 24, 2003, with respect to the consolidated financial statements of Old Second Bancorp, Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                          /s/ ERNST & YOUNG LLP


Chicago, Illinois
May 14, 2003